EXHIBIT 77I

The MFS Total Return Fund, MFS Research Fund and MFS International New Discovery Fund, series of MFS Series Trust V, established a new class of shares as described in the prospectus supplements contained in Post-Effective Amendment No. 53 to the Registration Statement (File Nos. 2-38613 and 811-2031, as filed with the Securities and Exchange Commission via EDGAR on December 23, 2002, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.